UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2023

Baker Hughes Company	Baker Hughes Holdings LLC
 (Exact name of registrant as specified in charter)

Delaware	1-38143	81-4403168	Delaware	1-09397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17021 Aldine Westfield
Houston,	Texas	77073-5101
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKR	The Nasdaq Stock Market LLC
5.125% Senior Notes due 2040	-	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 19, 2023, Baker Hughes Company (the “Company”) announced that Rebecca Charlton has been appointed Senior Vice President, Controller and Chief Accounting Officer of the Company, with an anticipated effective date of June 1, 2023 (the “Effective Date”). Ms. Charlton will succeed Kurt Camilleri who will be transitioning out of his current role of Senior Vice President, Controller and Chief Accounting Officer on the Effective Date and will assist with the transition of his duties to Ms. Charlton until his departure from the Company in the third quarter of 2023. Mr. Camilleri’s departure is not the result of any dispute or disagreement with the Company on any matter relating to the Company’s accounting practices or financial statements. The Company thanks Mr. Camilleri for his significant contributions to the Company and wishes him success in his future endeavors.

Ms. Charlton, age 45, most recently served as Vice President, Financial Planning & Analysis of Newmont Corporation (“Newmont”), a global gold mining company, from March 2022 until earlier this year. She joined Newmont in July 2019 as the Regional Chief Financial Officer for the South America region. Prior to her role at Newmont, Ms. Charlton was Chief Financial Officer, International Operations of CMOC International, a global mining company, from October 2016 to October 2018 and held a variety of finance roles with Anglo American, a global mining company, between May 2006 and September 2016. Ms. Charlton began her career in public accounting, starting as an accountant for PwC from January 1998 to May 2006.

In connection with her appointment as Controller and Chief Accounting Officer, Ms. Charlton entered into an offer letter (the “Offer Letter”) with the Company setting forth the terms of her employment and compensation. Pursuant to the Offer Letter, Ms. Charlton will be entitled to an initial annual base salary of $400,000. Ms. Charlton will be eligible for certain short-term incentive awards with a target bonus of 100% of her salary prorated based upon her start date, with the actual payout subject to company and individual performance. Ms. Charlton will also be eligible for certain annual long-term incentive awards under the terms and conditions of the Company’s long-term incentive program commencing in 2024 with a current annual target of $600,000. Ms. Charlton will also receive a sign-on restricted stock unit (“RSU”) award with a target value of $1,000,000. The sign-on RSU award will vest ratably over three years from the date of grant, conditional on Ms. Charlton’s continued employment. Ms. Charlton will also receive a cash sign-on award of $500,000 which is subject to full repayment if Ms. Charlton voluntarily resigns her employment with the Company for any reason or should her employment with the Company be terminated by the Company for cause (to be determined, in the sole discretion of the Company), within eighteen months of her hire date. The Company will provide Ms. Charlton with standard relocation benefits in accordance with the Baker Hughes U.S. Executive Domestic Relocation benefit program, and the Company has agreed to reimburse Ms. Charlton for up to $100,000 in the event of certain contingencies.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

101.SCH*	Inline XBRL Schema Document
101.CAL*	Inline XBRL Calculation Linkbase Document
101.LAB*	Inline XBRL Label Linkbase Document
101.PRE*	Inline XBRL Presentation Linkbase Document
101.DEF*	Inline XBRL Definition Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES COMPANY

Dated: May 19, 2023	By:	/s/ Fernando Contreras
Fernando Contreras Vice President, Legal Governance & Corporate Secretary

BAKER HUGHES HOLDINGS LLC

Dated: May 19, 2023	By:	/s/ Fernando Contreras
Fernando Contreras Vice President, Legal Governance & Corporate Secretary